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As filed with the Securities and Exchange Commission on April 30, 2004

Registration No. 333-107159

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HILTON HOTELS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	36-2058176 (I.R.S. Employer Identification)

9336 Civic Center Drive
Beverly Hills, California 90210
(310) 278-4321
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Madeleine A. Kleiner
Executive Vice President, General Counsel and Corporate Secretary
Hilton Hotels Corporation
9336 Civic Center Drive
Beverly Hills, California 90210
(310) 278-4321
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Cynthia A. Rotell
Latham & Watkins
633 West Fifth Street, Suite 4000
Los Angeles, California 90071
(213) 485-1234

        Approximate Date Of Commencement Of Proposed Sale To The Public: Not applicable.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.    ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

DEREGISTRATION OF SHARES

        On July 18, 2003, Hilton Hotels Corporation, a Delaware corporation (the "Company"), filed with the Securities and Exchange Commission a registration statement on Form S-3 (File No. 333-107159), as amended (the "Registration Statement"), registering for offer and sale from time to time up to $575,000,000 aggregate principal amount of 3.375% Convertible Senior Notes due 2003 (the "Notes") and the shares of common stock of the Company, $2.50 par value per share, issuable upon conversion of the Notes (the "Shares" and, together with the Notes, the "Securities") by certain selling stockholders.

        In accordance with the undertaking contained in the Registration Statement pursuant to Item 512(a)(3) of Regulation S-K, the Company files this Post-Effective Amendment No. 1 to the Registration Statement to remove from registration those Securities remaining unsold under the Registration Statement as of the date hereof (the "Unsold Securities"). The Company is deregistering the Unsold Securities because the Company's obligation to maintain the effectiveness of the Registration Statement with respect to the Securities pursuant to a registration rights agreement dated as of April 22, 2003 between the Company, UBS Warburg LLC and Deutsche Bank Securities Inc. has expired.

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SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beverly Hills, State of California, on April 30, 2004.

HILTON HOTELS CORPORATION
By:	/s/ MADELEINE A. KLEINER Madeleine A. Kleiner Executive Vice President, General Counsel and Corporate Secretary

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities indicated on April 30, 2004.

* Stephen F. Bollenbach President, Chief Executive Officer and Director	* Benjamin V. Lambert Director
* A. Steven Crown Director	* David Michels Director
* Peter M. George Director	* John H. Myers Director
* Matthew J. Hart Executive Vice President and Chief Financial Officer	* John L. Notter Director
* Barron Hilton Chairman of the Board	* Donna F. Tuttle Director
* Dieter Huckestein Director	* Peter V. Ueberroth Director
* Robert L. Johnson Director	* Sam D. Young Director
* Robert M. La Forgia Senior Vice President and Controller (Chief Accounting Officer)
*By:	/s/ MADELEINE A. KLEINER Madeleine A. Kleiner Attorney-in-Fact

S-1

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DEREGISTRATION OF SHARES
SIGNATURES